     As filed with the Securities and Exchange Commission on April 24, 1998


                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                 ---------------

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_|      Preliminary Proxy Statement

|X|      Definitive Proxy Statement

|_|      Definitive Additional Materials

|_|      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

|_| Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2)
                                 ---------------

                                  NEXMED, INC.
                (Name of Registrant as Specified in Its Charter)
                                 ---------------

Payment of Filing Fee (Check the appropriate box):
|X|      No fee required

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         (1) Title of each class of securities to which transaction applies:


         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

 |_|  Fee paid previously with preliminary materials:

 |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount  Previously  Paid:
      (2) Form,  Schedule or Registration  Statement No.:
      (3) Filing Party:
      (4) Date Filed:

                                  NEXMED, INC.
                             350 Corporate Boulevard
                         Robbinsville, New Jersey 08691


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  May 15, 1998


To Our Shareholders:

         Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of NexMed, Inc. (the "Company") to all of the shareholders of the Company. The Annual Meeting will be held in the conference room of the Company's facilities at 350 Corporate Boulevard, Robbinsville, New Jersey on Friday, May 15, 1998 at 10:00 a.m. for the following purposes:

         (1) The election of three persons to the Board of Directors of the Company, one nominee to serve a two-year term and two nominees to serve a three-year term, or until their respective successors are elected and qualified;

         (2)      Ratification  of the  appointment  of  Price  Waterhouse  LLP,
                  independent   accountants,   as  the   Company's   independent
                  accountants for the ensuing year;

         (3) Approval of an amendment to the NexMed, Inc. Stock Option and Long-Term Incentive Compensation Plan (the "Stock Option Plan") to increase the number of shares authorized for issuance thereunder;

         (4) Approval of an amendment to the NexMed, Inc. Recognition and Retention Stock Incentive Compensation Plan (the "Recognition Plan") to increase the number of shares authorized for issuance thereunder; and

Consideration and action upon such other business as may properly come before this meeting or any adjournment thereof.

         The enclosed Proxy Statement includes information relating to these proposals.

         All shareholders of record of the Company's common stock at the close of business on April 22, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. At least a majority of the outstanding shares of common stock of the Company present in person or by proxy is required for a quorum.

                                      By Order of the Board of Directors

                                      /s/ Vivian H. Liu
                                      Vivian H. Liu
                                      Secretary
April 24, 1998
Robbinsville, New Jersey

         THE BOARD OF DIRECTORS APPRECIATES AND ENCOURAGES YOUR PARTICIPATION IN THE COMPANY'S ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY BY MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED, AND FOR INTERNATIONAL REGISTERED OWNERS ONLY, BY MAIL OR BY FACSIMILE TO NORWEST SHAREOWNER SERVICES PROXY UNIT AT 1-612-450-4026. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY, IF YOU WISH, AND VOTE IN PERSON. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                                                      Mailed to Shareholders
                                                      on or about April 24, 1998

                                  NEXMED, INC.
                             350 Corporate Boulevard
                         Robbinsville, New Jersey 08691
                             -----------------------

                                 PROXY STATEMENT
                             -----------------------


GENERAL INFORMATION

         This Proxy Statement is furnished to Shareholders of NexMed, Inc., a Nevada corporation (the "Company"), in connection with the solicitation by the board of directors (the "Board" or "Board of Directors") of the Company of proxies in the accompanying form for use in voting at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on May 15, 1998 at 10:00 a.m., local time, at the Company's headquarter facilities at 350 Corporate Boulevard, Robbinsville, New Jersey, and any adjournment or postponement thereof.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Vivian H. Liu, the Company's Secretary) a written notice of revocation or a properly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

SOLICITATION AND VOTING PROCEDURES

         The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's common stock, par value $.001 per share (the "Common Stock"). The Company may use the services of Norwest Shareowner Services in soliciting proxies and, in such event, the Company expects to pay approximately $ 1,000, plus out-of-pocket expenses, for such services. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom would receive additional compensation for assisting with the solicitation.

         The presence at the Annual Meeting of a majority of the outstanding shares of Common Stock of the Company, represented either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The close of business on April 22, 1998 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock (the "Shareholders") entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters. As of the Record Date, there were 6,295,098 shares of Common Stock outstanding.

         Shareholder votes will be tabulated by the persons appointed by the Board to act as inspectors of election for the Annual Meeting. Shares represented by a properly executed and delivered proxy will be voted at the Annual Meeting and, when instructions have been given by the Shareholder, will be voted in accordance with those instructions. If no instructions are given, the shares will be voted FOR the election of each of the three nominees for director named below and FOR Proposals Nos. 2, 3 and 4.


                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         The Company's Amended and Restated Articles of Incorporation divide the Company's Board of Directors into three classes, the term of office for each class arranged so that the term of office of one class shall expire at each successive Annual Meeting of Shareholders. The Board of Directors presently consists of four members as follows: Class I directors, Robert W. Gracy, Ph.D and Yu-Chung Wei, whose terms expire in 1998 (and, if re-elected at the Annual Meeting, in the year 2001); Class II Director, Gilbert S. Banker, Ph.D., whose term expires in 1998 (and, if re-elected at the Annual Meeting, in the year
2000); and Class III Director, Y. Joseph Mo, Ph.D., whose term expires in 1999.

         At the Annual Meeting, the Shareholders will elect two Directors to serve as Class I Directors and one Director to serve as a Class II Director. The Class I Directors and the Class II Director who are elected at the Annual Meeting will serve until the Annual Meeting of Shareholders to be held in 2001 and 2000, respectively, and until such Directors' respective successors are elected or appointed and qualify or until any such Director's earlier removal. It is intended that, unless authorization to do so is withheld, the proxies will be voted "FOR" the election of the Director nominees named below. The Board of Directors believes that nominees Gilbert S. Banker, Robert W. Gracy and Yu-Chung Wei will stand for election and will, if elected, serve as such Class I and II Directors. However, in the event any nominee is unable or unwilling to serve as a Class I or II Director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board of Directors or the proxy holders to fill such vacancy or for the balance of those nominees named without nomination of a substitute, or the Board of Directors may be reduced to no less than three member in accordance with the Amended and Restated Articles of Incorporation of the Company.

     GILBERT S. BANKER, PH.D., Class II Director nominee, age 66. Dr. Banker has been a Director of the Company since September 1995. Since 1992, Dr. Banker has been Dean and a distinguished professor of the College of Pharmacy at the University of Iowa. From 1985 to 1992, he was Dean and Professor of the College of Pharmacy at the University of Minnesota. Prior to that time, he was the Department Head of Industrial and Physical Pharmacy at Purdue University for 18 years. Dr. Banker has authored numerous publications, lectures internationally and consults to several major pharmaceutical companies. Dr. Banker received his Ph.D. in Industrial Pharmacy from Purdue University in 1957. Dr. Banker is also a member of the Company's Scientific Advisory Committee.

     ROBERT W. GRACY, PH.D., Class I Director nominee, age 57. Dr. Gracy has been a Director of the Company since January 1997. Dr. Gracy is the Dean for Research and Biotechnology and Associate Dean for Basic Science at the University of North Texas Health Science Center in Fort Worth, Texas.

Since 1985, Dr. Gracy has received over $5 million in research grants and contracts. His current projects focus on three aspects of the biochemical changes associated with aging: changes at the cellular level, wound and tissue repair, and vision impairment. Dr. Gracy is a consultant to number of the major pharmaceutical companies. Dr. Gracy lectures internationally and has published over 140 papers regarding his research. Dr. Gracy received his Ph.D. in Biochemistry from the University of California, Riverside in 1968 and completed a postdoctoral in Molecular Biology at the Albert Einstein College of Medicine in New York in 1970. Dr. Gracy is also a member of the Company's Scientific Advisory Committee.

     YU-CHUNG WEI, Class I Director nominee, age 35. Mr. Wei has been a Director of the Company since March 1997. Mr. Wei is Chairman of the Board of Directors and Chief Executive Officer of Alfa Romeo (Taiwan) Motor Company. From 1993 to 1994, he served as Special Advisor to Tai-Lung Holding Co., Ltd., a Taiwan-based investment conglomerate. From 1989 to 1993, Mr. Wei held various managerial positions at Kidder, Peabody Incorporated and Merrill Lynch & Co., Inc., in New York City. Mr. Wei received his MBA in Finance and Management Information Systems from Pace University in New York.

REQUIRED VOTE AND RECOMMENDATION OF BOARD OF DIRECTORS

         The affirmative vote of a majority of all the votes cast at the Annual Meeting, assuming a quorum is present, is necessary for the election of a Director.

    THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

                        EXECUTIVE OFFICERS AND DIRECTORS

         Set forth below is certain information as of the Record Date regarding the Executive Officers and Directors of the Company. Additional information regarding Director nominees, all of whom are currently Directors, is provided above.

Name                          Age  Title

Y. Joseph Mo, Ph.D            50   Chairman of the Board of
                                   Directors, President and
                                   Chief Executive Officer

James L. Yeager, Ph.D         51   Vice President, Business
                                   Development

Vivian H. Liu                 36   Vice President, Corporate
                                   Affairs and Secretary

Gilbert S. Banker, Ph.D       66   Director

Robert W. Gracy, Ph.D         57   Director

Yu-Chung Wei                  35   Director



         Y. JOSEPH MO, Ph.D. has been Chairman of Board of Directors, President and Chief Executive Officer of the Company since joining the Company in 1995. Prior to joining the Company, Dr. Mo was president of Sunbofa Group, Inc., an investment consulting company. From 1991 to 1994, he was President of the Chemical Division, and from 1988 to 1994 the Vice President of Manufacturing and Medicinal Chemistry, of Greenwich Pharmaceuticals, Inc. Prior thereto, he served in various executive positions with several major pharmaceutical companies, including Johnson & Johnson, Rorer Pharmaceuticals, and predecessors of SmithKline Beecham. Dr. Mo received his Ph.D. in Industrial and Physical Pharmacy from Purdue University in 1977.

     JAMES L. YEAGER, Ph.D. has been Vice President, Business Development since June 1996. Prior to joining the Company, Dr. Yeager was the Vice President of Research and Development for Pharmedic Company, during which time he specialized in the building and managing of new product development programs. From 1989 to
1992, Dr. Yeager held international managerial positions with Abbott Laboratories. Dr. Yeager received his Ph.D. in Industrial and Physical Pharmacy from Purdue University in 1978. Dr. Yeager is also a member of the Company's Scientific Advisory Committee. Dr. Yeager commenced full-time employment with the Company on January 1, 1997.

         VIVIAN H. LIU has been Vice President, Corporate Affairs and Secretary of the Company since September 1995. In 1994, while the Company was in a transitional period, Ms. Liu served as its Chief Executive Officer. In addition, from September 1995 to September 1997, Ms. Liu had the title of Treasurer. From 1985 to 1994, she was a business and investment adviser to the government of Quebec and numerous Canadian companies with respect to product distribution, technology transfer and investment issues. Ms. Liu received her Masters Degree in International Finance from the University of Southern California, and a Bachelor of Arts degree in International Trade from the University of California, Berkeley.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth information, as of the Record Date, with respect to the beneficial ownership of Common Stock by (a) each person known by the Company to be the beneficial owner of more than 5% of the Company's outstanding voting securities, (b) the Directors and executive officers of the Company, individually, and (c) Directors and executive officers of the Company as a group.



NAME, POSITION                               NUMBER OF SHARES           PERCENT OF
 AND ADDRESS(1)                              BENEFICIALLY OWNED(2)        SHARES(%)
--------------                               ---------------------      -----------

Y. Joseph Mo, Ph.D.,                           1,610,000 (3)               23.66
Chairman of the Board of
Directors, President and
Chief Executive Officer

James L. Yeager, Ph.D.,                          205,000 (4)                3.23
Vice President, Business
Development

Vivian H. Liu,                                   265,000 (5)                4.11
Vice President, Corporate
Affairs and Secretary

Gilbert S. Banker, Ph.D.,                        130,000 (6)                2.04
Director

Robert W. Gracy, Ph.D.,                          110,000 (7)                1.72
Director

Yu-Chung Wei                                      25,000 (8)                0.40
Director

All Executive Officers                         2,345,000 (9)               32.61
and Directors as a
Group (six persons)

Golden Water Investment                          875,000                   13.90
    Corporation
Number 10,2F, Alley III
Han-Chou South Road
Taipei, Taiwan (10)

C.D.C. Venture Investment                        500,000                    7.94
  (Asia) Ltd.(11)
25F Wing On Centre
111 Connaught Road
Central, Hong Kong


(1) The address for the Executive Officers and Directors is: 350 Corporate Boulevard, Robbinsville, New Jersey, 08691.
(2) All shares are solely and directly owned, with sole voting and dispositive power.
(3) Includes 510,000 shares issuable upon exercise of immediately exercisable stock options.
(4) Includes 55,000 shares issuable upon exercise of immediately exercisable stock options.
(5) Includes 160,000 shares issuable upon exercise of immediately exercisable stock options.
(6) Includes 80,000 shares issuable upon exercise of immediately exercisable stock options.
(7) Includes 90,000 shares issuable upon exercise of immediately exercisable stock options.
(8) Represents 25,000 shares issuable upon exercise of immediately exercisable stock options.
(9) Includes 895,000 shares issuable upon exercise of immediately exercisable stock options.
(10) Golden Water Investment Corporation is a privately-held investment bank incorporated in the British Virgin Islands and based in Taiwan.
(11) C.D.C. Venture Investment (Asia) Ltd. is incorporated in the British Virgin Islands and is a wholly-owned subsidiary of the China Development Corporation, a publicly-traded investment banking firm based in Taipei, Taiwan.

 --------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Pursuant to a unanimous written consent of the Board of Directors on February 16, 1996, a number of persons, including certain of the Company's officers, directors, Scientific Advisory Committee members, attorneys and consultants received a total of 1,600,000 shares of Common Stock valued at $.50 per share, issued in reliance upon Section 4(2) of the Securities Act. In addition, certain of the Company's Executive Officers and Directors hold options to purchase an aggregate of 735,000 shares of Common Stock at an exercise price of $.25 per share.

         In November 1996, the Company issued warrants to purchase 150,000 shares of Common Stock to Pryor Cashman Sherman & Flynn LLP, its outside legal counsel. Such warrants have a ten-year term, are exercisable for a price of $1.00 per share and vest over three years.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation paid by the Company during the fiscal years ended December 31, 1997, 1996 and 1995 to the Chief Executive Officer and its three other most highly compensated executive officers:

                                                      Annual Compensation                    Long-Term
                                       Fiscal                                               Compensation
Name and Position                       Year         Salary         Other            Restricted Stock Awards(5)
-----------------                       ----         ------         -----            --------------------------
Y. Joseph Mo, Ph.D.                     1997        $120,000        $--                         --
Chairman of the Board of                1996         120,000         --                       $500,000
Directors, President and Chief          1995           --           20,000                      --
Executive Officer(1)

James A Ditanna (2)                     1997         33,333         12,000                      --
Vice President                          1996           --            --                         --
                                        1995           --            --                         --

James L. Yeager, Ph.D.                  1997         100,000         --                         --
Vice President, Business                1996           --            20,000                     75,000
Development(3)                          1995           --            --                         --

Vivian H. Liu                           1997          87,333         --                         --
Vice President, Corporate Affairs       1996          63,666         --                         50,000
and Secretary(4)                        1995          16,000         --                         --


(1) In 1995, Dr. Mo was paid a $20,000 consulting fee. He began receiving a salary of $120,000 per year in 1996.

(2) Mr. Ditanna received $12,000 in consulting fees from May through August 1997, and began receiving a salary of $100,000 per year in September 1997. Mr. Ditanna resigned from the Company effective February 14, 1998.

(3) In 1996, Dr. Yeager was paid a $20,000 consulting fee. He began receiving a salary of $100,000 per year in 1997.

(4) Ms. Liu began receiving a salary of $48,000 per year on September 1, 1995. On May 1, 1996, her salary was increased to $80,000 per year. On February 3, 1997, Ms. Liu began receiving a salary of $88,000 per year.

(5) In February 1996, Drs. Mo and Yeager and Ms. Liu received 1 million, 150,000 and 100,000 shares of Common Stock, respectively, valued at $.50 per share, for services provided to the Company.

EMPLOYMENT AGREEMENTS

         There are currently no employment agreements between the Company and any of its executive officers.

DIRECTOR COMPENSATION

         Except for the reimbursement of travel expenses and the provision of incentive grant awards pursuant to the Recognition Plan, described in Proposal No. 4 below, there is no arrangement for the compensation of directors.

                            STOCK OPTION INFORMATION

         The following table sets forth information concerning options granted during fiscal 1997 to the executives named in the Summary Compensation Table above.

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR


                                                 % of Total                          Market
                                Number of         Options                           Price of
                               Securities        Granted to        Exercise        Underlying
                               Underlying        Employees           Price         Security on
                                 Options         in Fiscal          ($ per        Date of Grant     Expiration
            Name                 Granted            Year            share)                             Date
            ----               -----------       ----------        ---------      -------------     ----------


Y. Joseph Mo, Ph.D.                 --                --                 --            --               --

James A. Ditanna(1)              100,000           21.05             2.00            2.00(2)          8/1/07

James L. Yeager, Ph.D.              --                --                 --            --               --

Vivian H. Liu                       --                --                 --            --               --


(1) In July 1997, Mr. Ditanna received options to purchase 100,000 shares of Common Stock, exercisable for a ten-year term at $2.00 per share, through the NexMed, Inc. Stock Option and Long-Term Compensation Plan (see "Stock Option and Incentive Award Plans" below). The options were to vest in five equal annual installments commencing July 31, 1998. Mr. Ditanna resigned from the Company effective February 14, 1998, prior to the vesting of any of his options.

(2)  Estimated fair market value on date of grant (July 31, 1997.)


         The following table sets forth information concerning the value of unexercised options as of December 31, 1997 held by the executives named in the Summary Compensation Table above. 25,000 options were exercised during 1997 at $0.25 per share.

                          Fiscal Year-End Option Values

                                  Number of Securities Underlying
                               Unexercised Options at Fiscal Year End      Value of Unexercised In-the-Money
                                         [Exercisable (E)/                    Options at Fiscal Year End
                                         Unexercisable (U)]             [Exercisable(E)/ Unexercisable (U)] (2)
            Name

Y. Joseph Mo, Ph.D.                         610,000 (E)                                 $700,000  (E)
                                            650,000 (U)                                   175,000 (U)

James A. Ditanna (1)                              0 (E)                                         0 (E)
                                            100,000 (U)                                         0 (U)

James L. Yeager, Ph.D.                       55,000 (E)                                     8,750 (E)
                                            130,000 (U)                                         0 (U)

Vivian H. Liu                               160,000 (E)                                   210,000 (E)
                                            120,000 (U)                                    52,500 (U)

(1) Mr. Ditanna resigned from the Company effective February 14, 1998, prior to the vesting of any of his options.

(2) Based on a selling price of $2.00, the estimated fair market value at the Common Stock, for the three months ended December 31, 1997.

                       MEETINGS OF THE BOARD OF DIRECTORS

         There were four meetings of the Board of Directors during the fiscal year ended December 31, 1997. Each director attended or participated in such meeting of the Board of Directors. The Board of Directors presently has no committees.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Upon effectiveness on May 13, 1997 of the Company's registration statement on Form 10-SB, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), at which time the Company voluntarily became a reporting company, Reports on Form 3 should have been filed at that time by the Company's officers and directors and beneficial owners of more than 10 percent of the Company's Common Stock, but were not filed on a timely basis. The following persons filed Reports on Form 3 but not on a timely basis: Gilbert S. Banker, Robert W. Gracy, and Yu-Chung Wei, all directors; Vivian H. Liu, Vice President, Corporate Affairs and Secretary; Y. Joseph Mo, President and Chief Executive Officer; James L. Yeager, Vice President, Business Development; and Lian-Yin Chen, a ten percent shareholder. In addition, pursuant to irrevocable proxies, terminated in December 1997, Dr. Mo had voting power over the shares of Common Stock of the following individuals, who also filed Form 3 Reports but not on a timely basis: Mei-Li Chang, Chun Chen, I-Chin Chen, Tien Sin Chen, Charles Hok Sau Cheung, Chiu Hsia Chu, Ma Tsai-Feng Chu, Yia-Hwa Ding, I-Der Huang, Wen-Gei Lee, Tran-Ming Lin, Tzi-Chen Lin, Li-Hwa Su, Meng-Tun Su, Chen Wang, Mei-Huei Wang and Dun-Seh Wu. Dr. Mo and the 17 listed individuals chose to file a single Form 3 as members of a "group" for purposes of Section 13(d) of the Exchange Act. Dr. Mo no longer has voting power over the shares of the aforementioned individuals, and such persons are no longer subject to the requirements of Section 16 of the Exchange Act.

         Effective September 1, 1997, Anton H. Amann became a Vice President and James A. Ditanna became Vice President and Chief Financial Officer of the
Company. Messrs. Amann and Ditanna, who have since resigned from the Company, filed Form 3 Reports on October 8, 1997. The Reports should have been filed by September 11, 1997.

         In addition, Lian-Yin Chen sold 875,000 shares of Common Stock to Golden Water Investment Corporation on August 29, 1997, but Ms. Chen did not file a Form 4, and Golden Water Investment Corporation did not file a Form 3, until November 1997. The Form 4 was due on September 10, 1997 and the Form 3 was due on August 29, 1997.

         Finally, Messrs. Wen-Gei Lee and Trang-Min Lin each sold 100,000 shares of Common Stock on October 5, 1997, but did not file Form 4 Reports, which were due on November 10, 1997, until November 14, 1997.


                                 PROPOSAL NO. 2


             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         Price Waterhouse LLP served as the Company's independent accountants for the fiscal year ended December 31, 1997 and has been appointed by the Board of Directors to continue as the Company's independent accountants for the fiscal year ending December 31, 1998. In the event that ratification of this appointment of auditors is not approved by the affirmative vote of a majority of votes cast on this matter, then the appointment of independent accountants will be reconsidered by the Board of Directors. Unless marked to the contrary, any proxy received will be voted for RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

         A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

REQUIRED VOTE AND RECOMMENDATION OF BOARD OF DIRECTORS

         The affirmative vote of a majority of all the votes cast at the Annual Meeting, assuming a quorum is present, is necessary for the approval of this proposal.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1998.


                                 PROPOSAL NO. 3


              APPROVAL OF AN AMENDMENT TO THE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER

         The Company adopted the Stock Option Plan on December 4, 1996. 1,500,000 shares of Common Stock were reserved by the Company for issuance of awards under the Stock Option Plan, of which 27,000 shares remained available for future grants as of the Record Date. The Company has amended the Stock Option Plan, subject to Shareholder approval, to increase by 1,500,000, to a total of 3,000,000, the number of shares of Common Stock reserved for awards under the Plan.

         The Board of Directors believes that the approval of this amendment to the Stock Option Plan is in the best interests of the Company and its Shareholders because the availability of an adequate number of shares reserved for issuance under the Plan and the ability to grant stock options and make other stock-based awards under the Plan is an important factor in attracting, motivating and retaining qualified personnel essential to the success of the Company.

SUMMARY OF THE PROVISIONS OF THE STOCK OPTION PLAN, AS AMENDED

         The following summary of the Stock Option Plan, as amended, is qualified in its entirety by the specific language of the Plan, a copy of which is available to any Shareholder upon request.

         The purpose of the Stock Option Plan is to attract, retain and maximize the performance of executive officers and key employees. The Stock Option Plan provides for the grant of "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended, non-statutory stock options, stock appreciation rights and restricted stock awards. It is contemplated that the Stock Option Plan will eventually be administered by a Compensation Committee of the Board of Directors, which Committee has not yet been created. The exercise price for non-statutory stock options may be equal to or less than 100 percent of the fair market value of shares of Common Stock on the date of grant. The exercise price for incentive stock options may not be less than 100 percent of the fair market value of shares of Common Stock on the date of grant (110 percent of fair market value in the case of incentive stock options granted to employees who hold more than ten percent of the voting power of the Company's issued and outstanding shares of Common Stock).

         Options granted under the Stock Option Plan may not have a term of more than a ten-year period (five years in the case of incentive stock options granted to employees who hold more than ten percent of the voting power of the Company's Common Stock) and generally vest over a three-year period. Options generally terminate three months after the optionee's termination of employment by the Company for any reason other than death, disability or retirement, and are not transferable by the optionee other than by will or the laws of descent and distribution.

         The Plan also provides for grants of stock appreciation rights ("SARs") which entitle a participant to receive a cash payment, equal to the difference between the fair market value of a share of Common Stock on the exercise date and the exercise price of SAR. The exercise price of any SAR granted under the Stock Option Plan will be determined by the Board of Directors in its discretion at the time of the grant. SARs granted under the Stock Option Plan may not be exercisable for more than a ten year period. SARs generally terminate one month after the grantee's termination of employment by the Company for any reason other than death, disability or retirement. Although the Board of Directors has authority to grant SARs, it does not have any present plans to grant SARs.

         Restricted stock awards which consist of grants of shares of Common Stock subject to a restricted period during which the restricted common shares may not be sold, assigned, transferred, made subject to a gift, or otherwise disposed of, mortgaged, pledged, or otherwise encumbered may also be made under the Plan. At this time, the Board of Directors has not granted, and does not have any plans to grant, restricted shares of Common Stock.

         The Stock Option Plan has a term of ten years. Those employees of the Company who are largely responsible for the management, growth and protection of the Company's business are eligible to participate in the Stock Option Plan. As of the Record Date, 10 employees, including three officers, were eligible to participate in the Stock Option Plan.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE STOCK OPTION PLAN

         The following summary is intended only as a general guide as to the federal income tax consequences under current law with respect to participation in the Stock Option Plan and does not attempt to describe all possible federal other tax consequences of such participation. Furthermore, the tax consequences of awards made under the Stock Option Plan are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable.

         Incentive Stock Options. Options designated as incentive stock options are intended to fall within the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of such an option. If an optionee does not dispose of his shares for two years following the date the option was granted or within one year following the transfer of the shares upon exercise of the option, the gain on the sale of the shares (which is the difference between the sale price and the purchase price of the shares) will be taxed as long-term capital gain. If an optionee satisfies such holding periods, upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of the shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the date of exercise and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disposition of the shares should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by Section 162(m) of the Code. This Section of the Code disallows a public company's deductions for employee remuneration exceeding $1,000,000 per year.
         Nonstatutory Stock Options. Options that do not qualify as incentive stock options are nonstatutory stock options and have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option.

         Upon the exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (which is generally the date of exercise). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are not vested and/or the sale of the shares at a profit would subject the optionee to suit under Section 16(b) of the Exchange Act in which case the determination date is the later of (i) the date on which the shares vest, or (ii) the date the sale of the shares at a profit would no longer subject the optionee to suit under Section 16(b) of the Exchange Act. (Section 16(b) of the Exchange Act generally is applicable only to officers, directors and beneficial owners of more than 10% of the Common Stock of the Company.) Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the date of recognition of income, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. No tax deduction is available to the Company with respect to the grant of a nonstatutory option or the sale of the stock acquired pursuant to such grant. The Company should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory option, except to the extent such deduction is limited by Section 162(m) of the Code.

         SARs and Restricted Stock Awards. A participant will not be required to recognize any income for federal income tax purposes upon the grant of a SAR or shares of Restricted Stock. However, upon settlement of the SAR award (the date of its exercise), the participant will be required to recognize as ordinary income the difference between the grant and exercise price of the shares of Common Stock on which the SAR award is based. This amount will be taxed at ordinary federal income tax rates. Upon settlement of the Restricted Stock award (the date the shares become distributable), the participant will be required to recognize as ordinary income the fair market value of the shares of Common Stock on such date. The Company should be entitled to a deduction equal to the amount of the ordinary income recognized by the participant upon the settlement of the SAR or Restricted Stock award to the extent permitted by Section 162(m) of the Code.

REQUIRED VOTE AND RECOMMENDATION OF BOARD OF DIRECTORS

         The affirmative vote of a majority of all the votes cast at the Annual Meeting, assuming a quorum is present, is necessary for the approval of this proposal.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE INCREASE IN THE SHARE RESERVE OF THE STOCK OPTION PLAN BY 1,500,000 SHARES.


                                 PROPOSAL NO. 4


               APPROVAL OF AN AMENDMENT TO THE RECOGNITION PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER

         The Company adopted the Recognition Plan on December 4, 1996. 500,000 shares of Common Stock were reserved by the Company for issuance of awards under the Recognition Plan, of which 65,000 shares remained available for future grants as of the Record Date. The Company has amended the Recognition Plan, subject to Shareholder approval, to increase by 500,000, to a total of 1,000,000, the number of shares of Common Stock reserved for awards under the Plan.

         The Board of Directors believes that the approval of this amendment to the Recognition Plan is in the best interests of the Company and its Shareholders because the availability of an adequate number of shares reserved for issuance under the Plan and the ability to grant stock options and make other stock-based awards under the Plan is an important factor in attracting, motivating and retaining qualified personnel essential to the success of the Company.

SUMMARY OF THE PROVISIONS OF THE RECOGNITION PLAN, AS AMENDED

         The following summary of the Recognition Plan, as amended, is qualified in its entirety by the specific language of the Plan, a copy of which is available to any Shareholder upon request.

         The purposes of the Recognition Plan are to attract and retain individuals with renown, ability and intelligence to serve the Company as directors and consultants and to provide a direct link between the compensation of such individuals with Shareholder value. The Recognition Plan provides for incentive award grants that are substantially similar to those made under the Stock Option Plan (see Proposal No. 3 above). As with the Stock Option Plan, it is contemplated that the Recognition Plan will eventually be administered by a Compensation Committee, which Committee has not yet been created. An eligible director or consultant selected for participation in this Plan may be granted a non-statutory stock option, a stock appreciation right or a restricted stock award. Incentive stock options will not be granted under this Plan. Recognition Plan awards generally vest over a three-year period and will be subject to attainment of performance goals, with all such terms to be specified in the written grant agreement between the Company and the award holder.

         The Recognition Plan has a term of ten years. Those Directors and consultants of the Company who are largely responsible for the management, growth and protection of the Company's business are eligible to participate in the Recognition Plan. As of the Record Date, four Directors and eight consultants were eligible to participate in the Plan.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE RECOGNITION PLAN

         In general, no gain or loss is recognized by the option holder at the time an option is granted under the Recognition Plan. Upon the exercise of an option, the difference between the fair market value of the Common Stock on the date of exercise and the option price will be taxable as compensation income to the option holder and the Company would be entitled to a deduction for federal income tax purposes for the same amount. Upon a subsequent sale or exchange of stock acquired pursuant to the exercise of an option, the option holder would have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of such shares.

         The foregoing statements are intended to summarize the general principles of current federal income tax law applicable to options that may be granted under the Recognition Plan. The tax consequences of awards made under this Plan are complex, subject to change, and may vary depending on the taxpayer's particular circumstances.

REQUIRED VOTE AND RECOMMENDATION OF BOARD OF DIRECTORS

         The affirmative vote of a majority of all the votes cast at the Annual Meeting, assuming a quorum is present, is necessary for the approval of this proposal.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE INCREASE IN THE SHARE RESERVE OF THE RECOGNITION PLAN BY 500,000 SHARES.


                              SHAREHOLDER PROPOSALS

         To be considered for presentation at the annual meeting of the Company's Shareholders to be held in 1999, a Shareholder proposal must be received by Vivian H. Liu, Secretary, NexMed, Inc., 350 Corporate Boulevard, Robbinsville, New Jersey 08691, no later than March 16, 1999.


                                  OTHER MATTERS

         The Board of Directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

         It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope, and for international registered owners only, by mail or by facsimile to Norwest Shareowner Services Proxy Unit at 1-612-450-4026.

                           INCORPORATION BY REFERENCE

         The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 is incorporated by reference into this Proxy Statement. A copy of such Annual Report on Form 10-KSB has been mailed herewith to Shareholders of the Company on the Record Date.



                                      By Order of the Board of Directors,


                                      /s/ Vivian H. Liu
                                      Vivian H. Liu
                                      Secretary


Date: April 24, 1998
Robbinsville, New Jersey

                                                                  APPENDIX I

                       FIRST AMENDMENT TO THE NEXMED, INC.
                           STOCK OPTION AND LONG-TERM
                           INCENTIVE COMPENSATION PLAN

         WHEREAS, the NexMed, Inc. Stock Option and Long-Term Incentive Compensation Plan (the "Plan") was adopted by NexMed, Inc. (the "Company") on December 4, 1996; and

         WHEREAS, pursuant to Section 15 of the Plan, the Board of Directors of the Company retained the right to amend the Plan;

         NOW, THEREFORE, subject to the approval of this First Amendment by shareholders of the Company at the 1998 Annual Meeting of Shareholders, the Plan is amended as follows:

1. Section 3(c) of the Plan is amended to delete the first sentence thereof and to insert in lieu thereof a new first sentence, to read as follows:

                  The total number of shares of Company Stock available for grants of Incentive Awards under the Plan shall be 3,000,000 subject to adjustment in accordance with Section 10 of the Plan.

2. This First Amendment to the Plan shall be effective, if at all, upon its approval by shareholders at the Company's 1998 Annual Meeting of Shareholders.

                                                                     APPENDIX II

                       FIRST AMENDMENT TO THE NEXMED, INC.
                         RECOGNITION AND RETENTION STOCK
                           INCENTIVE COMPENSATION PLAN

         WHEREAS, the NexMed, Inc. Recognition and Retention Stock Incentive Compensation Plan (the "Plan") was adopted by NexMed, Inc. (the "Company") on December 4, 1996; and

         WHEREAS, pursuant to Section 15 of the Plan, the Board of Directors of the Company retained the right to amend the Plan;

         NOW, THEREFORE, subject to the approval of this First Amendment by shareholders of the Company at the 1998 Annual Meeting of Shareholders, the Plan is amended as follows:

1. Section 3(c) of the Plan is amended to delete the first sentence thereof and to insert in lieu thereof a new first sentence, to read as follows:

                  The total number of shares of Company Stock available for grants of Incentive Awards under the Plan shall be 1,000,000 subject to adjustment in accordance with Section 10 of the Plan.

2. This First Amendment to the Plan shall be effective, if at all, upon its approval by shareholders at the Company's 1998 Annual Meeting of Shareholders.

                                                                    APPENDIX III


                               FORM OF PROXY CARD

                           [FRONT SIDE OF TOP PORTION]

                           To Our Shareholders,

                           You are cordially invited to attend our Annual Meeting of Shareholders, to be held in the conference room of NexMed, Inc.'s facilities at 350 Corporate Boulevard, Robbinsville, NJ 08691, at 10:00 A.M. on Friday May 15, 1998.
[Company logo]
                           The enclosed Proxy Statement provides you with more details about items that will be addressed at the Annual Meeting. Following consideration of the proposals set forth in the Proxy Statement, an overview of NexMed, Inc.'s activities will be presented and we will be available to answer any questions you may have. After reviewing the Proxy Statement, please sign, date and indicate your vote for the items listed on the Proxy Card below and return it by mail in the enclosed, postage-paid envelope, and for international registered holders, by facsimile to Norwest Shareowner Services Proxy Unit at (612) 450-4026, whether or not you plan to attend the Annual Meeting.

                           Thank you for your prompt response.



                                                                 Sincerely,
                                                                 Vivian H. Liu
                                                                 Secretary


           NexMed, Inc. 350 Corporate Boulevard Robbinsville, NJ 08691

                              (Please detach here)

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                 [FORM OF PROXY CARD - FRONT OF BOTTOM PORTION]

                           (Continued from other side)



PROPOSAL 4:  Approval of amendment to     FOR      AGAINST      ABSTAIN
the NexMed, Inc. Recognition
and Retention Stock Incentive Plan
to increase the number of shares
authorized for issuance thereunder.       |_|       |_|           |_|


In accordance with their discretion, said Attorneys and Proxies are authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, BY MAIL IN THE ENCLOSED ENVELOPE, AND FOR INTERNATIONAL REGISTERED HOLDERS, BY FACSIMILE TO NORWEST SHAREOWNER SERVICES PROXY UNIT AT (612) 450-4026. THANK YOU.


   [Shareholder Name and Address]


                        Please sign exactly as your name appears at the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or corporation, please sign in full corporate name by president or other authorized person. If a
                        partnership,   please  sign  in  partnership   name  by
                        authorized person.


                        Dated___________________________________, 1998



                        ---------------------------------------------
                                         Signature

                        ---------------------------------------------
                       (Signature if held jointly)

              [FORM OF PROXY CARD - REVERSE SIDE OF BOTTOM PORTION]


PROXY                                                                      PROXY
                                  NEXMED, INC.


                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoint(s) Vivian H. Liu and Y. Joseph Mo, or either of them, the lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to attend the Annual Meeting of Shareholders of NexMed, Inc. to be held in the conference room of NexMed, Inc.'s facilities at 350 Corporate Boulevard, Robbinsville New Jersey on Friday, May 15, 1998, at 10:00 A.M., local time, and any adjournment(s) or postponement(s) thereof, with all powers the undersigned would possess if personally present, and to vote the number of shares the undersigned would be entitled to vote if personally present.


         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DESCRIBED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. ANY PRIOR PROXY IS HEREBY REVOKED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS NUMBER 1, 2, 3 AND 4.


PROPOSAL 1:  The Election of Directors: Gilbert S. Banker, Robert W. Gracy and Yu-Chung Wei.   FOR all nominees        WITHHOLD
                                                                                               listed above (except    AUTHORITY
                                                                                               as marked               to vote for
                                                                                               to the contrary)        all nominees
                                                                                                                       listed above
                                                                                                    |_|                     |_|

Instructions: To withhold authority to vote for any individual nominee, write that nominee's name here:

---------------------------------------------

PROPOSAL 2:  Ratification of the appointment of Price Waterhouse LLP as the             FOR               AGAINST          ABSTAIN
independent auditors of the Company.
                                                                                        |_|                 |_|              |_|

PROPOSAL 3:  Approval of amendment to the NexMed, Inc. Stock Option and                 FOR               AGAINST          ABSTAIN
Long-Term Incentive Compensation Plan to increase the number of shares
authorized for issuance thereunder.                                                     |_|                 |_|              |_|



                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

           - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
